Exhibit 21.1

Name of Subsidiaries of The Travelers Companies, Inc.	State or Other Jurisdiction of Incorporation
Travelers Property Casualty Corp.	Connecticut
Travelers Insurance Group Holdings Inc.	Delaware
The Standard Fire Insurance Company	Connecticut
Standard Fire Properties, LLC	Delaware
Bayhill Restaurant II Associates	California
Standard Fire UK Investments LLC	Delaware
The Automobile Insurance Company of Hartford, Connecticut	Connecticut
Auto Hartford Investments LLC	Delaware
Travelers Personal Security Insurance Company	Connecticut
Travelers Property Casualty Insurance Company	Connecticut
Travelers Personal Insurance Company	Connecticut
Travelers Texas MGA, Inc.	Texas
The Travelers Indemnity Company	Connecticut
Arch Street North LLC	Delaware
Gulf Underwriters Insurance Company	Connecticut
Select Insurance Company	Texas
First Floridian Auto and Home Insurance Company	Florida
Travelers Distribution Alliance, Inc.	Delaware
Travelers Indemnity U.K. Investments LLC	Connecticut
The Charter Oak Fire Insurance Company	Connecticut
American Equity Insurance Company	Arizona
American Equity Specialty Insurance Company	Connecticut
Northland Insurance Company	Connecticut
Northfield Insurance Company	Iowa
Northland Casualty Company	Connecticut
The Phoenix Insurance Company	Connecticut
Constitution State Services LLC	Delaware
Phoenix UK Investments LLC	Delaware
The Travelers Indemnity Company of America	Connecticut
The Travelers Indemnity Company of Connecticut	Connecticut
Travelers Property Casualty Company of America	Connecticut
The Travelers Home and Marine Insurance Company	Connecticut
The Travelers Lloyds Insurance Company	Texas
Travelers Marine, LLC	Delaware
Travelers Marketplace Holdings, LLC	Delaware
InsuraMatch, LLC	Delaware
TPC U.K. Investments LLC	Delaware
TravCo Insurance Company	Connecticut
Travelers Commercial Casualty Company	Connecticut

Name of Subsidiaries of The Travelers Companies, Inc.	State or Other Jurisdiction of Incorporation
TPC Investments, Inc.	Connecticut
Travelers (Bermuda) Limited	Bermuda
Travelers Casualty and Surety Company	Connecticut
8527512 Canada Inc.	Canada
The Dominion of Canada General Insurance Company (1)	Canada
Farmington Casualty Company	Connecticut
Travelers MGA, Inc.	Texas
IHP Capital Partners Fund VIII, L.P.	Delaware
Simply Business, LLC	Massachusetts
Harborway Insurance Agency, LLC	Massachusetts
The Family Business Institute LLC	Delaware
Travelers Casualty and Surety Company of America	Connecticut
Travelers Global, Inc.	Delaware
Travelers Brazil Holding LLC	Delaware
Travelers Brazil Acquisition LLC	Delaware
Travelers Casualty Insurance Company of America	Connecticut
Travelers Casualty Company of Connecticut	Connecticut
Travelers Casualty UK Investments LLC	Delaware
Travelers Commercial Insurance Company	Connecticut
Travelers Excess and Surplus Lines Company	Connecticut
Travelers Lloyds of Texas Insurance Company	Texas
Travelers Insurance Company of Canada	Canada
St. Paul Fire and Marine Insurance Company	Connecticut
Fidelity and Guaranty Insurance Company	Iowa
Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
St. Paul Mercury Insurance Company	Connecticut
St. Paul Guardian Insurance Company	Connecticut
St. Paul Surplus Lines Insurance Company	Delaware
The Travelers Casualty Company	Connecticut
Travelers Constitution State Insurance Company	Connecticut
Northbrook Holdings, Inc.	Delaware
Discover Property & Casualty Insurance Company	Connecticut
St. Paul Protective Insurance Company	Connecticut
350 Market Street, LLC	Delaware
United States Fidelity and Guaranty Company	Connecticut
Travelers Specialty Insurance Company	Connecticut
SPFM Holdings, LLC	Delaware
Camperdown Corporation	Delaware
TCI Global Services, Inc.	Delaware
SPC Insurance Agency, Inc.	Minnesota
Travelers Management Limited	United Kingdom
Travelers Insurance Company Limited	United Kingdom
Travelers Insurance Designated Activity Company	Ireland
Travelers London Limited	United Kingdom

Name of Subsidiaries of The Travelers Companies, Inc.	State or Other Jurisdiction of Incorporation
F&G UK Underwriters Limited	United Kingdom
Travelers Syndicate Management Limited	United Kingdom
Aprilgrange Limited	United Kingdom
Travelers Underwriting Agency Limited	United Kingdom
Xbridge Limited	United Kingdom
10762962 Canada Inc.	Canada
Zensurance Inc. (2)	Canada
Zensurance Brokers Inc.	Canada
_______________________________________________________________________________
(1)The Dominion of Canada General Insurance Company is a wholly-owned subsidiary of 8527512 Canada Inc., which is jointly owned by Travelers Casualty and Surety Company, which holds a 77.52% interest, and St. Paul Fire and Marine Insurance Company, which holds a 22.48% interest.
(2)10762962 Canada Inc. holds a majority interest in Zensurance Inc.
The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934. In addition to what is listed above, the Company has a 49.5% interest in (i) Junto Holding Brasil S.A., a Brazilian company, which has two direct wholly-owned Brazilian subsidiaries, Junto Seguros S.A. and Junto Resseguros S.A, and one indirect wholly-owned Brazilian subsidiary, Junto Controle de Riscos Ltda and (ii) Junto Holding Latam S.A., a Brazilian company, which owns 51% of JMalucelli Travelers Seguros S.A., a Colombian company.
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